Exhibit a(iii)

                                CIGNA FUNDS GROUP

                                 AMENDMENT NO. 3
                                       TO
               SECOND AMENDED AND RESTATED MASTER TRUST AGREEMENT

      AMENDMENT No. 3 to Second Amended and Restated Master Trust Agreement of CIGNA Funds Group, dated July 28, 1998 (the "Master Trust Agreement") made this 24th day of September, 2001 by the Trustees hereunder.

                               W I T N E S S E T H

      WHEREAS, the Trustees have the authority, under Article IV, Section 4.1 of the Master Trust Agreement, to establish and designate separate and distinct Sub-Trusts of CIGNA Funds Group (the "Trust"):

      WHEREAS, the Trustees desire to redesignate certain of its established Sub-Trusts.

      NOW, THEREFORE, the Trustees hereby delete the initial paragraph of
Article IV, Section 4.2 of the Master Trust Agreement and replace it with the following:

            "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby redesignate the established Sub-Trusts as follows:

Current Name of Sub-Trust                       Redesignated Name of Sub-Trust
Charter Balanced Fund                     Balanced Fund (sub-advised by Wellington Mgmt.)
Charter Foreign Stock Fund                International Blend/Bank of Ireland Fund
Charter Large Company Stock Growth Fund   Large Cap Growth/Morgan Stanley Fund
Charter Large Company Stock Index Fund    S&P 500 Index Fund
Charter Large Company Stock Value Fund    Large Cap Value/John A. Levin & Co. Fund
Charter Money Market Fund                 Money Market Fund
Charter Small Company Stock Growth Fund   Small Cap Growth/TimesSquare Fund
Charter Small Company Stock Value Fund    Small Cap Value/Berger Fund
Core Plus Fixed Income Fund               TimesSquare Core Plus Bond Fund
Investment Grade Fixed Income Fund        TimesSquare Core Bond Fund

      and the Shares of each such Sub-Trust and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences)"

      The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals to this Amendment No. 3 to the Second Amended and Restated Master Trust Agreement, as of the day and year first above written.

Managing Director
TimesSquare Capital Management, Inc.
H17C
280 Trumbull Street                                /s/ Richard H. Forde
Hartford, CT 06103
                                                  ------------------------------
                                                  Richard H. Forde

Chairman of the Board
TimesSquare Capital Management, Inc.
H17C
280 Trumbull Street                                /s/ Thomas C. Jones
Hartford, CT 06103
                                                  ------------------------------
                                                  Thomas C. Jones

150 Theodore Fremd
Apt. A-11                                          /s/ Hugh R. Beath
Rye, NY 10580
                                                  ------------------------------
                                                  Hugh R. Beath

Vice President and Treasurer
Kaman Corporation
1332 Blue Hills Avenue                             /s/ Russell H. Jones
Bloomfield, CT 06002
                                                  ------------------------------
                                                  Russell H. Jones

Special Adviser to Board of Directors
Friendly Ice Cream Corporation
1855 Boston Road                                   /s/ Paul J. McDonald
Wilbraham, MA 01095
                                                  ------------------------------
                                                  Paul J. McDonald

THE STATE OF CONNECTICUT
HARTFORD COUNTY, City of Hartford

      Then personally appeared the within-named Hugh R. Beath, Richard H. Forde, Russell H. Jones, Thomas C. Jones and Paul J. McDonald who acknowledged the execution of the foregoing instrument to be their free act and deed, before me, this 24th day of September, 2001.


                                         /s/ Jeffrey S. Winer

                                        ----------------------------------------
                                        Jeffrey S. Winer

                                        [Notarial Seal Appears Here]

                                        My commission expires: June 30, 2003
                                                               -------------


                                       -2-